POWER OF ATTORNEY


    KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Nicole Kelsey and Bruna Lawant, each with power to act without the other, his or her true and lawful attorney-in-fact to:

    (1) execute for and on behalf of the undersigned, in the undersigneds capacity as a director and/or officer of Amyris, Inc. (the Company), any and all Form ID filings, Forms 3, 4 and 5 reports and any amendments thereto required to be filed by the undersigned in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to transactions in Company securities;

    (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID filings, Forms 3, 4 and 5 reports and any amendments thereto and timely file such forms with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

    (3) take any other action which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned in connection with the foregoing powers.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigneds holdings of and transactions in Company securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 8/8/2020 4:55PM PDT

By:     /s/ Julie Washington
         (signature)

Name:     Julie Washington